OCTOBER 15, 2001

SAUER-DANFOSS INC. TO HOLD CONFERENCE CALL TO DISCUSS THIRD QUARTER 2001 RESULTS

AMES, Iowa, USA, October 15, 2001 – Sauer-Danfoss Inc. (NYSE: SHS; FSE: SAR) announced that it will be holding a conference call on November 1,  2001, at 10:00 AM Eastern time, 4:00 PM Frankfurt time.  The purpose of the call will be to discuss third quarter 2001 results.  The Company will release third quarter results the previous day, after the close of markets.

The call is open to all interested parties via an audio webcast and can be accessed through the Investor Relations page of the Company’s website at  http://www.sauer-danfoss.com/Investor/index.html.  A replay of the call will be available through November 16 and can be accessed by dialing 800-597-8353 (for callers in the United States and Canada) and 402-200-2145 (for international callers).

Sauer-Danfoss Inc. is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems, components, and electronics for use primarily in applications of mobile equipment.  Sauer-Danfoss, with approximately 7,000 employees worldwide and sales of about $950 million, has manufacturing and engineering capabilities in Europe, the Americas, and the Asia-Pacific region, and principal business centers in Ames, Iowa; Neumünster, Germany; and Nordborg, Denmark.  More details online at www.sauer-danfoss.com.

For further information please contact:

Sauer-Danfoss Inc. – Investor Relations

Kenneth D. McCuskey	Sauer-Danfoss Inc.	Phone:	(515) 239-6364
Vice President - Finance	2800 East 13th Street	Fax:	(515) 239-6443
	Ames, Iowa, USA, 50010	kmccuskey@sauer-danfoss.com

John N. Langrick	Sauer-Danfoss Inc.	Phone:	+49-4321-871-190
Director of Finance - Europe	Krokamp 35	Fax:	+49-4321-871-121
	D-24539 Neumünster	jlangrick@sauer-danfoss.com
Internet: http://www.sauer-danfoss.com

Executive Offices: 2800 East 13th Street, Ames, Iowa 50010 · Krokamp 35, D-24539 Neumünster

DK-6430 Nordborg